Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
NeoPhotonics Corporation
San Jose, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-213967) and Form S-8 (Nos. 333-238938, 333-236970, 333-233032, 333-230859, 333-223661, 333-217211, 333-210399, 333-202942, 333-197657, 333-189577, 333-179453, 333-177306 and 333-172031) of NeoPhotonics Corporation of our reports dated February 25, 2021, relating to the consolidated financial statements, and the effectiveness of NeoPhotonics Corporation’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO USA, LLP

San Jose, California
February 25, 2021